Exhibit 5.1


                              FORM OF OPINION



                         __________________, 1998


Peterman State Bank
925 Old Peterman Highway
Peterman, Alabama 37471

     Re:  Merger of Peterman State Bank with and into The Monroe County Bank

Gentlemen:

     We have represented South Alabama Bancorporation, Inc. ("South Alabama") and The Monroe County Bank ("MCB") in connection with the merger of Peterman State Bank ("PSB") with and into MCB (the "Merger"). In that connection, we have examined the following:

     1. The Agreement and Plan of Merger by and between South Alabama, MCB and PSB as of October 14, 1997, as supplemented by Mutual Waiver and Agreement as of March 25, 1998 (the " Agreement");

     2.   The articles of incorporation and bylaws of South Alabama;

     3. Resolutions of the Board of Directors of South Alabama, MCB and PSB and the stockholders of PSB authorizing the necessary corporate actions to enable South Alabama and PSB to comply with the terms of the Agreement and to perform the matters contemplated thereby;

     4. The approval of the Merger by the Federal Deposit Insurance Corporation and Alabama State Banking Department;

     5. South Alabama's registration statement under the Securities Act of 1933 filed on Securities and Exchange Commission Form S-4 (the "Registration Statement"); and

     6.   Such other documents as we felt necessary to give this opinion.

     Based upon our examination of the foregoing, we are of the opinion that on the effective date of the Merger, the shares of common capital stock of South Alabama to be issued to PSB shareholders will be duly authorized by South Alabama and, when issued, will be legally and validly issued and will be fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement. This opinion is being provided solely for the use of PSB and the shareholders of PSB. No other purpose or party shall be entitled to rely on this opinion.

                              Yours very truly,


                              HAND ARENDALL, L.L.C.